EXHIBIT 99.1

Press Release

LENCO MOBILE AND ILOOP MOBILE ENTER MERGER AGREEMENT

Combination would form a leading provider in high growth mobile marketing industry

November 7, 2011

SANTA BARBARA AND SAN JOSE, California -- Lenco Mobile Inc. (LNCM:PK) and iLoop Mobile, Inc. today announced that they have reached a definitive agreement to combine their businesses, creating one of the leading providers in the high growth mobile marketing industry.  The merger will combine Lenco’s international operations and rich media platforms with iLoop’s market leadership in the United States.  Together, the combined company will have operations on five continents serving leading multi-national brands and wireless carriers around the globe.

The combined business of Lenco and iLoop will provide the broadest suite of solutions available to the mobile marketing sector, offering customers advanced technological capabilities to reach billions of consumers on a personalized, targeted basis. Lenco’s solution provides advertisers and wireless carriers the means to deliver large, high volume campaigns through rich media messaging with highly personalized content, optimized for each different device.  For advertisers, this means they can, for the first time, deliver a highly engaging user experience while taking advantage of the pervasive reach of mobile.

Technological advances such as those offered by the combined Lenco and iLoop permit far more engaging and effective communication, which in turn is inciting brands and marketing organizations to exploit mobile phones as a marketing channel. In its 2011 advertising forecast, Magnaglobal commented on the growing market: “Mobile advertising has finally had the breakthrough year that many industry observers were long expecting, and interest in the medium has never been higher among advertisers.” Predictions for mobile remain positive at all levels and the combined Lenco – iLoop business is well positioned to take advantage of this industry growth.

Announcing the agreement, Michael Levinsohn, CEO of Lenco Mobile and Matt Harris, CEO of iLoop Mobile highlighted the benefits that the merger would have for both organizations. “Lenco offers leading edge rich media based solutions to both carriers and brands in Africa, Asia, Australia and Latin America. iLoop Mobile is one of the leading mobile marketing companies in the United States, serving major multinational customers. By combining our businesses, we can offer Lenco’s rich media solutions to iLoop’s blue chip set of U.S. based customers,” said Levinsohn.

“Our customers have been seeking a solution that would enable a richer user experience combined with ubiquitous global reach.  Although applications and mobile websites offer a rich experience, they do not have the reach of messaging.  Lenco’s rich media messaging solutions address that problem, offering the combination of rich user experience and reach that our customers have been seeking.  During the last few months, we have taken Lenco’s MMS messaging solutions to a number of our clients to show them how we can now deliver rich media messages at scale and at highly competitive prices. The response has been terrific.  Pilot campaigns are already underway, with the first production campaigns planned for Q4 this year.  The preliminary feedback suggests that together with Lenco we have the technology and geographic coverage to capture significant market share globally.  Finally, it is worth noting that this business combination is in many ways unique, given the almost complete lack of overlap in the two firms – in technology, in geographic coverage, and in our functional organizations.  It is especially exciting for me to see the new opportunities this creates for our extremely talented and committed employees” said Harris.

“We believe that the combined company has the potential to realize meaningful growth in 2012, benefiting from three growth drivers.  First, we expect continued strong momentum in both our South African business, which recently announced record revenue for the third quarter of 2011, and iLoop’s U.S. based business.  Each of these businesses has been growing in line with the rapid rate experienced by the mobile marketing industry as a whole.  Second, we expect to realize initial returns in 2012 from our international operations outside of South Africa.  Finally, combining with iLoop positions us to capture additional revenue from U.S. based customers seeking to exploit Lenco’s rich media capabilities,” said Levinsohn.

Under the terms of the merger agreement, iLoop will merge into a subsidiary of Lenco, with iLoop’s stakeholders receiving a combination of cash and securities valued at approximately $42 million. Headwaters MB is acting as financial advisor to iLoop Mobile on the transaction. Additional information concerning the proposed merger, including terms and conditions of the merger agreement, will be included in a Current Report on Form 8-K that Lenco will file with the SEC.

Conference call

Lenco Mobile will host a conference call at 11:00 a.m. Pacific time (2:00 p.m. Eastern time), Tuesday, November 8, 2011 to discuss its third quarter 2011 results as well as the iLoop merger. Participating in the call will be Michael Levinsohn, chief executive officer of Lenco Mobile Inc. and Matt Harris, chief executive officer of iLoop Mobile, Inc.

The call is open to the public and may be accessed by dialing the following number ten minutes prior to the scheduled conference call time: 1-877-340-7912. International callers should dial 1-719-325-4744. Participants can access the conference using the title of the call: Lenco Mobile Investor Conference Call. If you are unable to participate in the call at this time, a telephonic replay will be available at 5: 00 p.m. Eastern time on November 11, 2011 through November 15, 2011 at 11:59 p.m. Eastern time. To access the replay, please dial 1-877-870-5176. International callers should dial 1-858-384-5517. The pass code will be 6334040.

About Lenco Mobile Inc.

Lenco Mobile Inc. is a global developer, owner, and operator of proprietary advertising and technical platforms primarily for the high growth mobile and online marketing sectors.  The platforms provide customers, including leading wireless carriers and brand owners with turnkey solutions to attract, retain and monetize relationships with consumers.  Lenco Mobile offers brand owners the ability to design, manage, and execute mobile marketing campaigns through a range of rich media solutions, including its proprietary MMS messaging solutions, its Build.mobi™ mobi site builder, mobile greeting cards, mobile statements, loyalty programs, online support, and search and database marketing.  Its solutions provide improved messaging throughput, better quality, and reduced bandwidth usage on a per message basis.  The Company is headquartered in the U.S. and has international operational hubs in South Africa, Singapore, and Mexico.

About iLoop Mobile

As a leading mobile marketing service organization, iLoop Mobile offers brands, agencies and media companies access to a leading mobile platform and the industry expertise to go with it. iLoop Mobile’s core values are an unwavering commitment to its customers, an unshakeable commitment to innovation and an on-going commitment to educating the mobile marketplace. iLoop’s solutions include mobile marketing strategy, text messaging, mobile coupons with point of sale integration, CRM-based messaging, location-based services and targeting, mobile sites and apps, mobile content delivery, and APIs that permit a wide range of other mobile services. iLoop Mobile offers its solutions platform as a managed service and under license as a self-service SaaS (software as a service) platform, with strategic professional services when needed.

Forward Looking Statements.

"Safe harbor" statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements, including expectations concerning the merger of Lenco Mobile Inc. with iLoop Mobile, Inc., expected completion of the merger, anticipated synergies to be achieved from the merger, anticipated trends in financial results, and other financial and business results.  The proposed merger is subject to standard terms and conditions to close, and no assurances can be given that the merger will be completed or that the anticipated benefits from the merger will be realized.  The forward-looking statements in this press release involve known and unknown risks, uncertainties and other factors that may cause its actual results, levels of activity, performance or achievements to differ materially from results expressed or implied by this press release. For a discussion of certain risk that may impact the Company's operations see the discussion under "Risk Factors" in the Company's annual report on Form 10-K and other documents filed with the SEC. Neither Lenco Mobile Inc. nor any company mentioned in this release undertake any obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results. Lenco Mobile Inc. assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

Investor Relations Contact:

Michael Levinsohn
CEO – Lenco Mobile Inc.
+1.805.308.9199